UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 6, 2014

FLUSHING FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

001-33013
(Commission File Number)

DELAWARE
(State or other jurisdiction of incorporation)

11-3209278
(I.R.S. Employer Identification Number)

1979 MARCUS AVENUE, SUITE E140, LAKE SUCCESS, NEW YORK 11042
(Address of principal executive offices)

(718) 961-5400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.     Other Events

As of July 19, 2013, as previously disclosed, Flushing Financial Corporation (the “Company”) and its principal operating subsidiary Flushing Bank (the “Bank”) entered into amended and restated employment agreements (the “Mirror Agreements”) with John R. Buran and Maria A. Grasso, the Company’s and the Bank’s CEO and COO, respectively. The sole purpose and effect of entering into the Mirror Agreements was to reflect the change in the name of the Bank from “Flushing Savings Bank” to “Flushing Bank”. The name change was intended to more properly reflect the evolved commercial nature of the Bank and was not accompanied by any other corporate change or transaction of any kind.

To transparently indicate the changes made in the Mirror Agreements from the respective predecessor amended and restated agreements, as publicly filed since 2009, attached hereto are marked copies thereof showing such changes. Each and every change shown in the Mirror Agreements other than expressly relating to the name change are updates of either (i) dates or amounts under the predecessor agreements as of the date of the Mirror Agreements or (ii) historical changes in the regulatory environment of the Bank. For the elimination of doubt, the Company notes that no present or future compensation or other value whatsoever was provided for in the Mirror Agreements that was not provided for under the predecessor agreements.

Item 9.01.     Exhibits.

10.1	Marked Amended and Restated Employment Agreement between Flushing Bank and John R. Buran

10.2	Marked Amended and Restated Employment Agreement between Flushing Financial Corporation and John R. Buran

10.3	Marked Amended and Restated Employment Agreement between Flushing Bank and Maria A. Grasso

10.4	Marked Amended and Restated Employment Agreement between Flushing Financial Corporation and Maria A. Grasso

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLUSHING FINANCIAL CORPORATION

Date: May 6, 2014	By:	/s/ David W. Fry
	Name:	David W. Fry
	Title:	Senior Executive Vice President, Treasurer and Chief Financial Officer

Exhibit Index

10.1	Amended and Restated Employment Agreement between Flushing Bank and John R. Buran

10.2	Amended and Restated Employment Agreement between Flushing Financial Corporation and John R. Buran

10.3	Amended and Restated Employment Agreement between Flushing Bank and Maria A. Grasso

10.4	Amended and Restated Employment Agreement between Flushing Financial Corporation and Maria A. Grasso